Exhibit 4.2

GEORGIA POWER COMPANY

TO

THE BANK OF NEW YORK MELLON,
TRUSTEE

FORTY-SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 6, 2012

SERIES 2012A 4.30% SENIOR NOTES

DUE MARCH 15, 2042

TABLE OF CONTENTS1

PAGE

ARTICLE 1	1
Series 2012 A Senior Notes	1
SECTION 101. Establishment	1
SECTION 102. Definitions	1
SECTION 103. Payment of Principal and Interest	2
SECTION 104. Denominations	3
SECTION 105. Global Securities	4
SECTION 106. Transfer	4
SECTION 107. Redemption at the Company’s Option	5
ARTICLE 2	5
Miscellaneous Provisions	5
SECTION 201. Recitals by Company	5
SECTION 202. Ratification and Incorporation of Original Indenture	5
SECTION 203. Executed in Counterparts	5

EXHIBIT A               Form of Series 2012A Note

EXHIBIT B               Certificate of Authentication

    1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE is made as of the 6th day of March, 2012, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, 101 Barclay Street, Floor 8W, New York, New York  10286 (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 1998 (the “Original Indenture”), with The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as heretofore supplemented;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Forty-Sixth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Forty-Sixth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Series 2012A Senior Notes

SECTION 101.  Establishment.  There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2012A 4.30% Senior Notes due March 15, 2042 (the “Series 2012A Notes”).

There are to be authenticated and delivered $750,000,000 principal amount of Series 2012A Notes, and such principal amount of the Series 2012A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture.  All Series 2012A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2012A Notes.  Any such additional Series 2012A Notes will have the same interest rate, maturity and other terms as those initially issued.  No Series 2012A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture.  The Series 2012A Notes shall be issued in fully registered form.

The Series 2012A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto.  The Depositary with respect to the Series 2012A Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series 2012A Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series 2012A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Series 2012A Notes will not have a sinking fund.

SECTION 102.  Definitions.  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2012A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2012A Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Interest Payment Dates” means March 15 and September 15 of each year, commencing September 15, 2012.

“Original Issue Date” means March 6, 2012.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means March 15, 2042.

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SECTION 103.  Payment of Principal and Interest.  The principal of the Series 2012A Notes shall be due at Stated Maturity (unless earlier redeemed).  The unpaid principal amount of the Series 2012A Notes shall bear interest at the rate of 4.30% per annum until paid or duly provided for.  Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series 2012A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2012A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2012A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2012A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Series 2012A Notes will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Series 2012A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on the Series 2012A Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2012A Notes shall be made upon surrender of the Series 2012A Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Series 2012A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 104.  Denominations.  The Series 2012A Notes may be issued in denominations of $1,000, or any integral multiple thereof.

SECTION 105.  Global Securities.  The Series 2012A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Series 2012A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2012A Notes in definitive form.  The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2012A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee.  The rights of Holders of such Global Security shall be exercised only through the Depositary.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2012A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2012A Notes.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2012A Notes registered in such names as the Depositary shall direct.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 106.  Transfer.  No service charge will be made for any transfer or exchange of Series 2012A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2012A Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2012A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to register the transfer of or exchange any Series 2012A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2012A Notes redeemed in part.

SECTION 107.  Redemption at the Company’s Option.  The Series 2012A Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice, at redemption prices equal to the greater of (1) 100% of the principal amount of the Series 2012A Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2012A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 20 basis points (each, a “Redemption Price”), plus, in each case, accrued interest thereon to the Redemption Date.

In the event of redemption of the Series 2012A Notes in part only, a new Series 2012A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

Notice of redemption shall be given as provided in Section 1104 of the Original Indenture except that any such notice of redemption shall not specify the Redemption Price but only the manner of calculation thereof.  The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

Any redemption of less than all of the Series 2012A Notes shall, with respect to the principal thereof, be divisible by $1,000.

ARTICLE 2

Miscellaneous Provisions

SECTION 201.  Recitals by Company.  The recitals in this Forty-Sixth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2012A Notes and of this Forty-Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202.  Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Forty-Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203.  Executed in Counterparts.  This Forty-Sixth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST: By: /s/Melissa K. Caen Melissa K. Caen Assistant Secretary	GEORGIA POWER COMPANY By: /s/ Ronnie R. Labrato Ronnie R. Labrato Executive Vice President, Chief Financial Officer and Treasurer
ATTEST: By: /s/Sherma Thomas Sherma Thomas Senior Associate	THE BANK OF NEW YORK MELLON, as Trustee By: /s/Laurence J. O'Brien Laurence J. O’Brien Vice President

EXHIBIT A

FORM OF SERIES 2012A NOTE

NO. ___	CUSIP NO. 373334JW2

GEORGIA POWER COMPANY
SERIES 2012A 4.30% SENIOR NOTE
DUE MARCH 15, 2042

Principal Amount:	$__________________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	March 6, 2012
Stated Maturity:	March 15, 2042
Interest Payment Dates:	March 15 and September 15
Interest Rate:	4.30% per annum
Authorized Denominations:	$1,000 or any integral multiple thereof

Georgia Power Company, a Georgia corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ DOLLARS ($_________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on September 15, 2012, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2012A Notes shall be made upon surrender of the Series 2012A Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Series 2012A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

GEORGIA POWER COMPANY By: Title:

Attest:

Title:

{Seal of GEORGIA POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee By: Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of January 1, 1998, as supplemented (the “Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as Series 2012A 4.30% Senior Notes due March 15, 2042 (the “Series 2012A Notes”) which is unlimited in aggregate principal amount.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Series 2012A Notes will be subject to redemption at the option of the Company in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice at redemption prices equal to the greater of (i) 100% of the principal amount of the Series 2012A Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2012A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 20 basis points (each, a “Redemption Price”), plus, in each case, accrued interest thereon to the Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2012A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2012A Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Series 2012A Notes will not have a sinking fund.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT-	as tenants by the entire ties
JT TEN-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
_______________________________________________________________________________

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________________

_______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________                                        ________________________________________________

 ________________________________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee By: Authorized Signatory

B-1